AMENDMENT TO AMENDED AND RESTATED CONVERTIBLE
PROMISSORY NOTE DATED FOR REFERENCE AUGUST 19, 2004

(the “Amended and Restated Convertible Note”)

Effective as of January 15, 2007, the Amended and Restated Convertible Note dated August 14, 2006, as amended by an amending agreement dated December 22, 2006, in the principal amount of Sixty-Six Thousand Dollars ($66,000), between Nord Resources Corporation (the “Company”) and Stephen D. Seymour (the “Holder”) shall be amended as follows:

Section 1 shall be deleted in its entirety and replaced with the following:

“1.           Maturity: Unless converted as provided in Section 2, this Note will automatically mature and be due and payable in cash upon the earlier of:

(a)           January 31, 2007; and

(b)           the closing date of

(i)           a registered equity offering and/or a debt project financing (collectively or separately, a “Funding”) in which the Company raises not less than the aggregate amount of $25,000,000, or

(ii)          a significant corporate transaction (a “Significant Transaction”) in which

(A)           any person, together with all affiliates and associates of such person, becomes the beneficial owner, directly or indirectly, of securities of the Company representing 51% or more of the common shares the Company, or

(B)           there is a sale, lease, exchange or other transfer (in one transaction or a series of transactions contemplated or arranged by any party as a single plan) of all or substantially all of the assets of the Company or of assets of the Company valued at $12,000,000 or greater

(the “Maturity Date”). Subject to Section 2 below, interest shall accrue on this Note,”

This Amendment may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Facsimiles containing original signatures shall be deemed for all purposes to be originally-signed copies of the documents which are the subject of such facsimiles.

Dated as of January 15, 2007.

COMPANY:		HOLDER:
NORD RESOURCES CORPORATION		STEPHEN D. SEYMOUR

By:	/s/ John Perry	By:	/s/ Stephen D. Seymour

Name:	John Perry	Name:	Stephen D. Seymour

Title:	Senior Vice President & CFO	Address:	Rockland Investments Inc.
Address:	1 West Wetmore Road, Suite 203		2201 Old Court Road,
	Tucson, Arizona 85705 USA		Baltimore, MD 21208 USA